Exhibit 99.1

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS Capital Announces Record Fourth Quarter Net Income of $306 Million and

Full Year Net Income of $1.1 Billion

Fourth Quarter Diluted Earnings Per Share of $1.89 and

Annualized Return on Average Common Equity of 26.9%

Pembroke, Bermuda, February 4, 2008—AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the fourth quarter of 2007 of $306 million, or $1.89 per diluted share, compared with net income of $281 million, or $1.69 per diluted share, for the corresponding period in 2006. Net income available to common shareholders for the full year of 2007 was $1,055 million, or $6.41 per diluted common share, compared with net income of $926 million, or $5.63 per diluted common share, for the prior year.

Operating income for the fourth quarter of 2007 was $296 million, or $1.83 per diluted share, compared with $284 million, or $1.71 per diluted common share, for the fourth quarter of 2006. This same item excluding foreign exchange gains, net of tax, for the fourth quarter of 2007 was also $296 million, or $1.83 per diluted common share, compared with $278 million, or $1.67 per diluted common share, for the same period in 2006.

Operating income for the full year of 2007 was $1,050 million, or $6.38 per diluted share, compared with $950 million, or $5.78 per diluted common share for 2006. This same item excluding foreign exchange gains, net of tax, for 2007 was $1,035 million, or $6.29 per diluted common share, compared with $919 million, or $5.59 per diluted common share, for 2006.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Fourth Quarter and Full Year Operating Highlights

AXIS Capital delivered an exceptionally strong performance this quarter and year:

•	Operating income increased 4% to a record $296 million for the quarter and 11% to a record $1,050 million for the year.

•	Net premiums earned decreased 3% to $669 million in the quarter and increased 1% to $2,734 million for the year.

•	Our combined ratio improved by 2.9 ratio points to 70.8% for the quarter and by 2.0 ratio points to 75.3% for the year.

•	Pre-tax net investment income increased 2% to $125 million in the quarter and 19% for the year to a record $483 million.

•	Return on average common shareholders’ equity was 26.9% for the quarter (annualized) and 24.6% for the year.

•	Diluted book value per common share increased 23% from December 31, 2006 to $28.79.

•	Shareholders’ equity increased 17% from December 31, 2006 to $5.2 billion.

•

Capital management initiatives during the year included $305 million of share repurchases. Also, in December 2007, our Board approved a 12% increase in the quarterly common dividend to $0.185 per common share.

Commenting on the fourth quarter results, John Charman, Chief Executive Officer and President of AXIS Capital stated: “I am proud that our established, high-quality global franchise in both the insurance and reinsurance markets has delivered over $1 billion in annual earnings in just the sixth year since our inception. This achievement is unparalleled in our sector. During this milestone year, AXIS increased diluted book value per share by 23% and we returned more than $400 million to shareholders through share repurchases and dividends. During this extraordinarily turbulent times throughout the financial services sector, the strength and solidity of the AXIS balance sheet speaks for itself. The consistency, stability and diversity of our management team, our operations and our earnings stand us in extremely good stead for the challenging times ahead.”

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Segment Highlights

Insurance Segment

Our insurance segment reported underwriting income for the quarter of $105 million, up 11%, from the fourth quarter of 2006. This increase primarily reflected a 10.6 ratio point reduction in the segment’s loss ratio, driven by a higher level of net favorable prior year reserve development. For the full year, our insurance segment reported underwriting income of $374 million, up 3% from the prior year. This increase was also driven by a higher level of net favorable prior year reserve development. Our loss ratio before net favorable development was 61.9% and 61.6% in 2007 and 2006, respectively.

Our insurance segment reported gross premiums written in the quarter of $509 million, down 8% from the fourth quarter of 2006. The reduction reflects our strong underwriting discipline in the face of competitive market conditions and rate pressures across most of our lines. For the full year, our insurance segment reported gross premiums written of $2,039 million, down 2% from 2006. Net premiums written in our insurance segment decreased 21% to $322 million in the quarter and by 9% to $1,327 million for the full year. These reductions were due to reductions in gross premiums written, the purchase of additional reinsurance coverage at attractive costs and also a shift in business mix towards lines with higher levels of ceded premiums.

Reinsurance Segment

Our reinsurance segment reported underwriting income for the quarter of $102 million, which was comparable with the fourth quarter of 2006. The segment’s combined ratio was 73.0% compared with 71.4% in the prior period quarter. For the full year, our reinsurance segment reported underwriting income of $364 million, up 17% from the prior year. This increase was primarily due to a higher level of net favorable prior year reserve development. Our loss ratio before net favorable development was 62.8% and 60.3% in 2007 and 2006, respectively.

Our reinsurance segment reported gross premiums written in the quarter of $64 million, down 61% from the fourth quarter of 2006. The reduction was primarily related to increased retentions by cedants as well as a property proportional treaty written in the fourth quarter of 2006 with a 16-month term. For the full year, our reinsurance segment reported gross premiums written of $1,551 million, which was in line with the prior year.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Investments

Pre-tax net investment income increased 2% to $125 million in the quarter, largely reflecting higher average investment balances in our fixed income portfolio. For the full year, net investment income increased 19% to a record $483 million, reflecting both higher average investment balances and average investment yields. We experienced net realized gains of $11 million and $5 million in the fourth quarter and full year of 2007, respectively, compared to net realized losses of $3 million and $26 million, for the corresponding periods of 2006. Our investment portfolio has $76 million in direct exposure to subprime mortgages, representing less than 1% of our total cash and investments. Virtually all of these are AAA-rated by major rating agencies, and includes $26 million which are backed by U.S. Government sponsored agencies. Overall, there has been no material adverse impact on our investment portfolio to date as a result of this exposure or our exposure to the broader credit deterioration in the markets.

Capitalization/Shareholders’ Equity

Total capitalization at December 31, 2007 was $5.7 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $4.9 billion at December 31, 2006. During the quarter, we repurchased 3.2 million shares of common stock at an average price of $38.58 per share, for a total cost of $125 million. During the year, we repurchased 8.2 million shares of common stock at an average price of $37.38 per share, for a total cost of $305 million. In December, our Board approved a new share repurchase authorization of up to $400 million of our common shares, which is set to expire on December 31, 2009. Our current total authorization for share repurchases through December 31, 2008 is $495 million and includes $95 million of common shares remaining under our 2006 authorization.

At December 31, 2007, diluted book value per common share, on a treasury stock basis, was $28.79 and book value per common share was $32.69, compared to $23.45 and $26.09 respectively, as of December 31, 2006.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Conference Call

We will host a conference call on Tuesday, February 5, 2008 at 8:00 AM (Eastern) to discuss the fourth quarter financial results and related matters. The teleconference can be accessed by dialing (866) 356-3093 (U.S. callers) or (617) 597-5381 (international callers) and entering the pass code 15928142 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will be available via the Investor Information section of our website at www.axiscapital.com. In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2007 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2007 of $5.2 billion and locations in Bermuda, the United States, Europe and Singapore. Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 (UNAUDITED) AND 2006

	2007	2006
	(in thousands)
Assets
Investments:
Fixed maturity investments available for sale, at fair value	$8,331,666	$6,532,723
Other investments, at fair value	645,987	1,130,664

Total investments	8,977,653	7,663,387
Cash and cash equivalents	1,332,921	1,989,287
Accrued interest receivable	87,338	76,967
Insurance and reinsurance premium balances receivable	1,231,494	1,125,822
Reinsurance recoverable balances	1,280,295	1,293,660
Reinsurance recoverable balances on paid losses	76,598	65,494
Deferred acquisition costs	276,801	251,799
Prepaid reinsurance premiums	242,940	241,821
Securities lending collateral	865,256	794,149
Net receivable for investments sold	86,356	—
Goodwill and intangible assets	61,653	29,041
Other assets	156,004	133,860

Total assets	$14,675,309	$13,665,287

Liabilities
Reserve for losses and loss expenses	$5,587,311	$5,015,113
Unearned premiums	2,146,087	2,015,556
Insurance and reinsurance balances payable	244,988	294,374
Securities lending payable	863,906	791,744
Senior notes	499,261	499,144
Other liabilities	175,134	174,524
Liability under repurchase agreement	—	400,000
Net payable for investments purchased	—	62,185

Total liabilities	9,516,687	9,252,640

Shareholders’ Equity
Preferred shares—Series A and B	500,000	500,000
Common shares	1,850	1,875
Additional paid-in capital	1,869,810	1,929,406
Accumulated other comprehensive income (loss)	22,668	(44,638)
Retained earnings	2,968,900	2,026,004
Treasury shares, at cost	(204,606)	—

Total shareholders’ equity	5,158,622	4,412,647

Total liabilities and shareholders’ equity	$14,675,309	$13,665,287

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2007 AND 2006

	Quarters ended		Years ended
	2007	2006	2007	2006
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$669,320	$688,797	$2,734,410	$2,694,270
Net investment income	125,000	123,082	482,873	407,100
Net realized investment gains (losses)	10,778	(3,274)	5,230	(25,702)
Other insurance related income	273	1,027	3,911	2,893

Total revenues	805,371	809,632	3,226,424	3,078,561

Expenses
Net losses and loss expenses	290,546	329,257	1,370,260	1,425,855
Acquisition costs	90,574	91,808	384,497	386,959
General and administrative expenses	92,838	86,858	303,831	268,396
Foreign exchange gains	(349)	(7,078)	(16,826)	(32,505)
Interest expense and financing costs	7,912	8,315	51,153	32,954

Total expenses	481,521	509,160	2,092,915	2,081,659

Income before income taxes	323,850	300,472	1,133,509	996,902
Income tax expense	8,547	10,302	41,491	33,842

Net income	315,303	290,170	1,092,018	963,060
Preferred share dividends	9,203	9,212	36,775	37,295

Net income available to common shareholders	$306,100	$280,958	$1,055,243	$925,765

Weighted average common shares and common share equivalents:
Basic	143,877	150,006	147,524	149,745

Diluted	161,732	165,986	164,515	164,394

Earnings per common share:
Basic	$2.13	$1.87	$7.15	$6.18

Diluted	$1.89	$1.69	$6.41	$5.63

Cash dividends declared per common share	$0.185	$0.165	$0.68	$0.615

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE QUARTERS ENDED DECEMBER 31, 2007 AND 2006

	2007			2006
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$509,326	$63,539	$572,865	$550,696	$163,310	$714,006
Net premiums written	322,111	63,044	385,155	406,605	163,601	570,206
Net premiums earned	293,338	375,982	669,320	331,775	357,022	688,797
Other insurance related income	123	150	273	284	743	1,027
Net losses and loss expenses	(101,652)	(188,894)	(290,546)	(150,449)	(178,808)	(329,257)
Acquisition costs	(28,911)	(61,663)	(90,574)	(34,996)	(56,812)	(91,808)
General and administrative expenses	(57,858)	(23,927)	(81,785)	(51,847)	(19,281)	(71,128)

Underwriting income	$105,040	$101,648	206,688	$94,767	$102,864	197,631

Corporate expenses			(11,053)			(15,730)
Net investment income			125,000			123,082
Net realized investment gains (losses)			10,778			(3,274)
Foreign exchange gains			349			7,078
Interest expense and financing costs			(7,912)			(8,315)

Income before income taxes			$323,850			$300,472

Net loss and loss expense ratio	34.7%	50.2%	43.4%	45.3%	50.1%	47.8%
Acquisition cost ratio	9.9%	16.4%	13.5%	10.5%	15.9%	13.3%
General and administrative expense ratio	19.7%	6.4%	13.9%	15.6%	5.4%	12.6%

Combined ratio	64.3%	73.0%	70.8%	71.4%	71.4%	73.7%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

		2007			2006
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$2,039,214	$1,550,876	$3,590,090	$2,070,467	$1,538,569	$3,609,036
Net premiums written	1,326,647	1,537,110	2,863,757	1,460,399	1,528,780	2,989,179
Net premiums earned	1,208,440	1,525,970	2,734,410	1,305,760	1,388,510	2,694,270
Other insurance related income	1,860	2,051	3,911	1,758	1,135	2,893
Net losses and loss expenses	(534,264)	(835,996)	(1,370,260)	(636,684)	(789,171)	(1,425,855)
Acquisition costs	(126,423)	(258,074)	(384,497)	(152,002)	(234,957)	(386,959)
General and administrative expenses	(175,810)	(69,721)	(245,531)	(155,916)	(53,658)	(209,574)

Underwriting income	$373,803	$364,230	738,033	$362,916	$311,859	674,775

Corporate expenses			(58,300)			(58,822)
Net investment income			482,873			407,100
Net realized investment gains (losses)			5,230			(25,702)
Foreign exchange gains			16,826			32,505
Interest expense and financing costs			(51,153)			(32,954)

Income before income taxes			$1,133,509			$996,902

Net loss and loss expense ratio	44.2%	54.8%	50.1%	48.8%	56.8%	52.9%
Acquisition cost ratio	10.5%	16.9%	14.1%	11.6%	16.9%	14.4%
General and administrative expense ratio	14.5%	4.6%	11.1%	11.9%	3.9%	10.0%

Combined ratio	69.2%	76.3%	75.3%	72.3%	77.6%	77.3%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME AND OPERATING INCOME EXCLUDING

FOREIGN EXCHANGE GAINS, NET OF TAX

FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2007 AND 2006

	Quarters Ended		Years Ended
	2007	2006	2007	2006
Net income available to common shareholders	$306,100	$280,958	$1,055,243	$925,765

Adjustment for net realized investment (gains) losses	(10,778)	3,274	(5,230)	25,702
Adjustment for associated tax impact	514	99	(380)	(1,625)

Operating income	295,836	284,331	1,049,633	949,842

Adjustment for foreign exchange gains	(349)	(7,078)	(16,826)	(32,505)
Adjustment for associated tax impact	401	435	1,728	1,619

Operating income excluding foreign exchange gains, net of tax	$295,888	$277,688	$1,034,535	$918,956

Net income per share—diluted	$1.89	$1.69	$6.41	$5.63
Adjustment for net realized investment (gains) losses	(0.06)	0.02	(0.03)	0.16
Adjustment for associated tax impact	—	—	—	(0.01)

Operating income per share—diluted	1.83	1.71	6.38	5.78

Adjustment for foreign exchange gains	—	(0.04)	(0.10)	(0.20)
Adjustment for associated tax impact	—	—	0.01	0.01

Operating income excluding foreign exchange gains, net of tax	$1.83	$1.67	$6.29	$5.59

Weighted average common shares and common share equivalents—diluted	161,732	165,986	164,515	164,394

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) the failure of any of the loss limitation methods we employ, (4) the effects of emerging claims and coverage issues, (5) the failure of our cedants to adequately evaluate risks, (6) the loss of one or more key executives, (7) a decline in our ratings with rating agencies, (8) the loss of business provided to us by our major brokers, (9) changes in governmental regulations, (10) increased competition, (11) interest rate and/or currency value fluctuations, (12) general economic conditions, and (13) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In this release, we have presented the following non-GAAP financial measures:

1.	Operating income. This represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments;

2.	Operating income, excluding the after tax impact of foreign exchange gains/losses.

We have included these measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com